EXHIBIT 10.2
                                                CHANGE OF CONTROL AGREEMENT

                              AMENDED AND RESTATED

                     CHANGE OF CONTROL EMPLOYMENT AGREEMENT


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                               Table of Contents


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1.       Employment Period...............................................1

2.       Terms of Employment.............................................2
   (a)   Position and Duties.............................................2
   (b)   Compensation....................................................2
         (i)      Base Salary............................................2
         (ii)     Annual Bonus...........................................3
         (iii)    Qualified Plans........................................3
         (iv)     Welfare Benefit Plans..................................3
         (v)      Expenses...............................................4
         (vi)     Fringe Benefits and Perquisites........................4
         (vii)    Office and Support Staff...............................4
         (viii)   Vacation...............................................4
         (ix)     Equity and Performance Based Awards....................4

3.       Termination of Employment.......................................5
   (a)   Death or Disability.............................................5
   (b)   Cause...........................................................5
   (c)   Good Reason; Window Period......................................5
   (d)   Notice of Termination...........................................6
   (e)   Date of Termination.............................................6

4.       Obligations of the Company Upon Termination.....................7
   (a)   Good Reason or During a Window Period; Other than for Cause,
            Death or Disability .........................................7
   (b)   Death...........................................................9
   (c)   Disability.....................................................10
   (d)   Cause; Other than for Good Reason or During a Window Period....10

5.       Non-exclusivity of Rights......................................11

6.       Full Settlement; Resolution of Disputes........................11

7.       Certain Additional Payments by the Company.....................12

8.       Confidential Information; Certain Prohibited Activities........14

9.       Change of Control; Potential Change of Control.................15

10.      Successors.....................................................20

11.      Miscellaneous..................................................20

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                              AMENDED AND RESTATED
                     CHANGE OF CONTROL EMPLOYMENT AGREEMENT


          This AMENDED AND RESTATED CHANGE OF CONTROL EMPLOYMENT AGREEMENT (the "Agreement") by and between Lennox International Inc., a Delaware corporation (the "Company"), and _____________________ (the "Executive"), dated as of the 31st day of July, 2000, to be effective as of the Agreement Effective Date (as defined in Section 11(h) hereof).

         The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that, in the event of a Change of Control or Potential Change of Control (in each case as defined in Section 9 hereof), the Company will have the continued services of the Executive and the Executive will be provided with compensation and benefits arrangements that meet his expectations. In order to accomplish these objectives, the Board caused the Company to enter into a Change of Control Employment Agreement, dated as of April 23, 1999 (the "Original Agreement"), with the Executive. The Company and the Executive wish to amend and restate the Original Agreement as provided in this Agreement. It is understood that the Executive has an existing employment agreement (the "Existing Agreement") with the Company. This Agreement is intended to provide certain protections to Executive that are not afforded by the Existing Agreement. This Agreement is not, however, intended to provide benefits that are duplicative of the Executive's current benefits. To the extent that this Agreement provides benefits of the same types as those provided under the Existing Agreement, the Company shall provide the better of the benefits in each case during the Employment Period. If Executive remains employed by the Company at the conclusion of an Employment Period, the Existing Agreement shall continue in effect in accordance with its terms thereafter, except that Executive's Base Salary for purposes of the Existing Agreement shall be equal to the Executive's Annual Base Salary under this Agreement at the conclusion of the Employment Period.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.   EMPLOYMENT  PERIOD.

          Upon a Change of Control or Potential Change of Control, the Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, in accordance with, and subject to, the terms and provisions of this Agreement, for the period (the "Employment Period") commencing on the date upon which there occurs a Change of Control or a Potential Change of Control and ending on (i) if a Change of Control has occurred, the second anniversary of the Employment Effective Date or
(ii) if a Potential Change of Control has occurred but a Change of Control has not occurred, the earliest of (x) the date upon which the Board determines in good faith that a Change of Control is unlikely to occur, (y) any anniversary of the Potential Change of Control, if at least 30 days prior to such anniversary the Executive notifies the Company in writing that he elects to terminate his employment with the Company as of such anniversary and (z) the second anniversary of the Employment Effective Date. If the Employment Period commences by reason of a Potential Change of Control and the Employment Period is thereafter terminated pursuant to clause (ii) (x) of the preceding sentence, this Agreement shall nevertheless remain in effect and a

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new  Employment  Period shall  commence  upon a subsequent  Change of Control or
Potential Change of Control. The Company shall promptly notify the Executive in writing of the occurrence of a Change of Control or Potential Change of Control and of any determination made by the Board pursuant to clause (ii)(x) above that a Change of Control is unlikely to occur. As used herein, the term "Employment Effective Date" shall mean, with respect to any Employment Period, the date upon which such Employment Period commences in accordance with this Section 1.

     2.   TERMS OF EMPLOYMENT.

          (a)  POSITION AND DUTIES.

               (i) During the Employment Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Employment Effective Date, and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Employment Effective Date or at another location within 35 miles thereof.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Employment Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Employment Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

          (b)  COMPENSATION.

               (i) BASE SALARY. During the Employment Period, the Executive shall receive an annual base salary equal to the base salary in effect immediately prior to the Employment Effective Date or, if more favorable to the Executive, the base salary in effect at any time after the Employment Effective Date ("Annual Base

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          Salary"),  which  shall  be  paid  in  accordance  with   the   normal
          business practice of the Company. During the Employment Period, the Annual Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary generally awarded in the ordinary course of business to executives of the Company and its affiliated companies. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term "Annual Base Salary" as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include, when used with reference to the Company, any company controlled by, controlling or under common control with the Company.

               (ii) ANNUAL BONUS. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year or portion thereof during the Employment Period, an annual bonus (the "Annual Bonus") in cash equal to the greater of (A) the greatest dollar amount of annual bonus paid or awarded to or for the benefit of the Executive in respect of any of the preceding three fiscal years or (B) an amount comparable to the annual bonus awarded to other Company executives taking into account Executive's position and responsibilities with the Company, prorated in the case of either (A) or (B) for any period consisting of less than twelve full months. The Annual Bonus awarded for a particular fiscal year shall (unless the Executive elects to defer receipt thereof) be paid no later than the last day of the third month after the end of such year.

               (iii) QUALIFIED PLANS. During the Employment Period, the Executive shall be entitled to participate in all profit-sharing, savings and retirement plans that are tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"), and all plans that are supplemental to any such tax-qualified plans, in each case to the extent that such plans are applicable generally to other executives of the Company and its affiliated companies, but in no event shall such plans provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities that are, in each case, less favorable, in the aggregate, than the most favorable plans of the Company and its affiliated companies. As used in this Agreement, the term "most favorable" shall, when used with reference to any plans, practices, policies or programs of the Company and its affiliated companies, be deemed to refer to the most favorable plans, practices, policies or programs of the Company and its affiliated companies as in effect at any time during the three months preceding the Employment Effective Date or, if more favorable to the Executive, provided generally at any time after the Employment Effective Date to other executives of the Company and its affiliated companies.

               (iv) WELFARE BENEFIT PLANS. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for

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          participation  in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, vision, disability, salary continuance, group life and supplemental group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits that are less favorable, in the aggregate, than the most favorable such plans, practices, policies and programs of the Company and its affiliated companies.

               (v) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies.

               (vi) FRINGE BENEFITS AND PERQUISITES. During the Employment Period, the Executive shall be entitled to fringe benefits and perquisites in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies applicable to similarly situated executives, which, in the aggregate, shall not be less than Executive's benefits and perquisites in effect prior to the commencement of the Employment Period or, if more favorable to the Executive, the benefits and perquisites in effect at any time after the Employment Effective Date .

               (vii) OFFICE AND SUPPORT STAFF. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the three months preceding the Employment Effective Date.

               (viii) VACATION. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies, but not less than the amount of vacation time to which Executive was entitled prior to the commencement of the Employment Period.

               (ix) EQUITY AND PERFORMANCE BASED AWARDS. During the Employment Period, the Executive shall be granted on an annual basis a long-term incentive package consisting of stock options, restricted stock or restricted stock units and other equity-based awards and performance grants, as selected by the Company, with an aggregate value (as determined by an independent consulting firm selected by Executive and reasonably acceptable to the Company) that shall be not less than the aggregate value of the long-term incentive package awarded the

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          Executive  in  any  of  the  three years  immediately  preceding  such
          Employment Period.

     3.   TERMINATION OF EMPLOYMENT.

               (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(d) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

               (b) CAUSE. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean (i) dishonesty by Executive which results in substantial personal enrichment at the expense of the
          Company or (ii) demonstratively willful repeated violations of Executive's obligations under this Agreement which are intended to result and do result in material injury to the Company.

               (c) GOOD REASON;WINDOW PERIOD. The Executive's employment may be terminated during the Employment Period by the Executive for Good Reason or during a Window Period by the Executive without any reason. For purposes of this Agreement, "Window Period" shall mean the 90-day period commencing 366 days after any Change of Control as defined in
          Section 9 of this Agreement. For purposes of this Agreement, "Good Reason" shall mean:

                    (i) any change in the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2 of this Agreement, excluding for this purpose any de minimus changes and excluding an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive, or any other assignment to the Executive of any duties inconsistent in any respect with such position, authority, duties or responsibilities, other than de minimus inconsistencies or other than, in each case, any such change in duties or such assignment that would clearly constitute a promotion or other improvement in Executive's position;

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                    (ii) any  failure by the  Company to comply  with any of the
               provisions   of  this   Agreement,   other   than  an   isolated,
               insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                    (iii) the  Company's  requiring the Executive to be based at any office or location other than that described in Section 2(a)(i)(B) hereof;

                    (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement;

                    (v) any  failure by the  Company to comply  with and satisfy the  requirements of Section 10 of this Agreement,  provided that
               (A) the successor described in Section 10(c) has received, at least ten days prior to the Date of Termination (as defined in subparagraph (e) below), written notice from the Company or the Executive of the requirements of such provision and (B) such failure to be in compliance and satisfy the requirements of
               Section 10 shall continue as of the Date of Termination; or

                    (vi) in the event that the  Executive is serving as a member of the Board immediately prior to the Employment Effective Date, any failure to reelect Executive as a member of the Board, unless such reelection would be prohibited by the Company's By-laws as in effect at the beginning of the Employment Period.

               (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason or without any reason during a Window Period, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(d) of this Agreement. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

               (e) DATE OF TERMINATION.For purposes of this Agreement, the term "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive during a Window Period or for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be,
          (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

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     4.   OBLIGATIONS OF THE COMPANY UPON TERMINATION.

               (a) GOOD REASON OR DURING A WINDOW PERIOD; OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason or his employment shall be terminated for any reason during a Window
          Period:

                    (i) the Company shall pay or provide to or in respect of the
               Executive the following amounts and benefits:

                              A. in a lump sum in cash, undiscounted,  within 10
                         days after the Date of Termination, an amount equal to the sum of (1) the Executive's Annual Base Salary through the Date of Termination, (2) the product of
                         (x) the highest Annual Bonus paid or awarded to or for the benefit of Executive during the three fiscal years preceding the Date of Termination and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365, (3) any deferred compensation previously awarded to or earned by the Executive (together with any accrued interest or earnings thereon) and (4) any compensation for unused vacation time for which the Executive is eligible in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), (3) and (4) shall be hereinafter referred to as the "Accrued Obligation");

                              B. in a lump sum in cash, undiscounted,  within 10
                         days after the Date of Termination, an amount equal to the sum of (1) three times the Annual Base Salary and (2) three times the highest Annual Bonus paid or awarded to or for the benefit of the Executive during the three fiscal years preceding the Date of Termination;

                              C. an  additional three  Years of Vesting  Service
                         and Years of Credited Service, as well as an incremental three years added to Executive's age, for purposes of the Company's Supplemental Retirement Plan and Profit Sharing Restoration Plan;

                              D. in a lump sum in cash, undiscounted,  within 10
                         days after the Date of Termination, an amount equal to the sum of (1) three times the Annual Base Salary and
                         (2) three times the highest Annual Bonus paid or awarded to or for the benefit of the Executive during the three fiscal years preceding the Date of Termination (the amounts in this clause D. to reflect the equity component of Executive's overall compensation);

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                              E. in a lump sum in cash, undiscounted,  within 10
                         days after the Date of Termination, an amount equal to the sum of (1) 15% of the Annual Base Salary (this amount being paid in lieu of the provision of out placement services) and (2) three times 15% of the Annual Base Salary that would have been paid or awarded to or for the benefit of the Executive during the fiscal year that includes the Date of Termination (this
                         amount  to   reflect  the   perquisites   component  of
                         Executive's overall compensation);

                              F.  effective  as  of  the  Date  of  Termination,
                         (x) immediate vesting and exercisability of, termination of any restrictions on sale or transfer (other than any such restriction arising by operation of law)with respect to and treatment of any performance goals as having been satisfied at the highest possible level with respect to each and every stock option, restricted stock award, restricted stock unit award and other equity-based award and performance award (each, a "Compensatory Award") that is outstanding as of a time immediately prior to the Date of Termination,
                         (y) the extension of the term during which each and every Compensatory Award may be exercised by the Executive until the earlier of (1)the third anniversary of the Date of Termination or (2) the date upon which the right to exercise any Compensatory Award would have expired if the Executive had continued to be employed by the Company under the terms of this Agreement until the second anniversary of the Employment Effective Date and (z) at the sole election of Executive, in exchange for any or all Compensatory Awards that are either denominated in or payable in Common Stock, an amount in cash equal to the number of shares of Common Stock that are subject to the Compensatory Award multiplied by the excess of (i) the Highest Price Per Share (as defined below) over (ii) the exercise or purchase price, if any, of such Compensatory Awards. As used herein, the term "Highest Price Per Share" shall mean the highest price per share that can be determined to have been paid or agreed to be paid for any share of Common Stock by a Covered Person (as defined below) at any time during the Employment Period or the six-month period immediately preceding the Employment Effective Date.As used herein, the term "Covered Person" shall mean any Person other than an Exempt Person (in each case as defined in Section 9 hereof) who (i) is the Beneficial Owner (as defined in Section 9 hereof) of 35% or more of the outstanding shares of Common Stock or 35% or more of the combined voting power of the outstanding Voting Stock (as defined in Section 9 hereof) of the Company at any time during the Employment Period or the two-year period immediately prior to the Employment Effective Date, or (ii) is a Person who has any material involvement in proposing or effecting the Change of Control or Potential Change of Control (but excluding any Person whose involvement in proposing or effecting the Change of Control or Potential Change of Control resulted solely from such Person's voting or selling of Common Stock in connection with the Change of

                         Control or Potential Change of Control, from such Person's status as a director or officer of the Company in evaluating and/or approving a Change of Control or Potential Change of Control or both). In determining the Highest Price Per Share, the price paid or agreed to be paid by a Covered Person will be appropriately adjusted to take into account (W) distributions paid or payable in stock, (X) subdivisions of outstanding stock, (Y) combinations of shares of stock into a smaller number of shares and (Z) similar events.

                    (ii) for the three-year  period  commencing with the Date of
               Termination, and in the case of medical and health benefits for the COBRA continuation period commencing thereafter, the Company shall continue medical and health benefits and group life and supplemental group life benefits to the Executive and/or the Executive's family at least equal to those that would have been provided to them in accordance with the plans, programs, practices and policies described in Section 2(b)(iv) of this Agreement if the Executive's employment had not been terminated (such continuation of such benefits for the applicable period herein set forth shall be hereinafter referred to as "Welfare Benefit Continuation"). For purposes of determining eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the third anniversary of Executive's Date of Termination and to have retired on such date; and

                    (iii) the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided or which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies as in effect and applicable generally to other executives and their families on the Employment Effective Date (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

               (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, and other than during a Window Period in which event the provisions of Section 4(a) shall govern and the Executive shall be entitled to the amounts and benefits set forth therein, this Agreement shall terminate and the Company shall be obligated to pay to the Executive's legal representatives under this Agreement the greater of (i) such benefits as would be provided to Executive under the Existing Agreement or
          (ii)(A) the payment of the Accrued Obligations (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination), (B) the payment of an amount equal to the Annual Salary that would have been paid to the Executive pursuant to this Agreement for the period beginning on the Date of Termination and ending on the first anniversary thereof if the Executive's employment had not terminated by reason of death (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination), (C) the timely payment or provision of the Welfare Benefit Continuation and Other Benefits and (D) effective as of the Date of Termination, (x) immediate vesting and exercisability of, and termination of any restrictions on sale or transfer (other than any such restriction arising by operation of law) with respect to, each and every Compensatory Award outstanding as of a time immediately prior to the Date of Termination, (y) the extension of the term during which each and every Compensatory Award may be exercised or purchased by the Executive until the earlier of (I) the third anniversary of the Date of Termination or (II) the date upon which the right to exercise or purchase any Compensatory Award would have expired if the Executive had continued to be employed by the Company under the terms of this Agreement until the second anniversary of the Employment Effective Date and (z) at the sole election of Executive's legal representative, in exchange for any Compensatory Award that is either denominated in or payable in Common Stock, an amount in cash equal to the excess of (I) the Highest Price Per Share over (II) the exercise or purchase price, if any, of such Compensatory Award.

               (c) DISABILITY.  If the  Executive's  employment is terminated by reason of the Executive's Disability during the Employment Period, and other than during a Window Period in which event the provisions of
          Section 4(a) shall govern and the Executive shall be entitled to the amounts and benefits set forth therein, this Agreement shall terminate and the Company shall be obligated to pay to the Executive, the greater of (i) such benefits as would be provided to Executive under the Existing Agreement or (ii)(A) the payment of the Accrued Obligations (which shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination), (B) the payment of an amount equal to the Annual Salary that would have been paid to the Executive pursuant to this Agreement for the period beginning on the Date of Termination and ending on the first anniversary thereof if the Executive's employment had not terminated by reason of Disability (which shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination), (C) the timely payment or provision of the Welfare Benefit Continuation and Other Benefits and (D) effective as of the Date of Termination, (x) immediate vesting and exercisability of, and termination of any restrictions on sale or transfer (other than any such restriction arising by operation of law) with respect to, each and every Compensatory Award outstanding as of a time immediately prior to the Date of Termination, (y) the extension of the term during which each and every Compensatory Award may be exercised or purchased by the Executive until the earlier of (I) the third anniversary of the Date of Termination or (II) the date upon which the right to exercise or purchase any Compensatory Award would have expired if the Executive had continued to be employed by the Company under the terms of this Agreement until the second anniversary of the Employment Effective Date and (z) at the sole election of Executive, in exchange for any Compensatory Award that is either denominated in or payable in Common Stock, an amount in cash equal to the excess of (I) the Highest Price Per Share over (II) the exercise or purchase price, if any, of such Compensatory Award.

               (d) CAUSE; OTHER THAN FOR GOOD REASON OR DURING A WINDOW PERIOD . If the Executive's employment shall be terminated for Cause during the Employment Period, and other than during a Window Period in which event the provisions of Section 4(a) shall govern and the Executive shall be entitled to the amounts and benefits set forth therein, this Agreement shall terminate without further obligations under this Agreement to the Executive other than for Accrued Obligations. If the Executive terminates employment during the Employment Period other than for Good Reason and other than during a Window Period, this Agreement shall terminate without further obligations to the Executive, other than for the payment of Accrued Obligations. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

     5. NON-EXCLUSIVITY OF RIGHTS. Except as provided in Section 4 of this Agreement, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as such plan, policy, practice or program is expressly superseded by this Agreement.

     6.   FULL SETTLEMENT; RESOLUTION OF DISPUTES.

               (a) The Company's obligation to make payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense, mitigation or other claim, right or action which the Company may have against the Executive or others. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (unless the Executive's claim is found by a court of competent jurisdiction to have been frivolous) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement (other than Section 8 hereof) or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any such payment pursuant to this Agreement), plus in each case interest on any delayed payment at the Applicable Federal Rate provided for in Section 7872(f)(2)(A) of the Code.

               (b) If there  shall be any  dispute  between  the Company and the
          Executive concerning (i) in the event of any termination of the Executive's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of employment by the Executive, whether Good Reason existed or whether such termination occurred during a Window Period, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Executive of the existence of Good Reason was not made in good faith or that the termination by the Executive did not occur during a Window Period, the Company shall pay all amounts, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 4(a) hereof as though such termination were by the Company without Cause or by the Executive with Good Reason or during a Window Period; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this paragraph except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled; provided further that such undertaking need not be secured, whether by bond or otherwise.

     7.   CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

               (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 7) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a
          "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

               (b) Subject to the provisions of Section 7(c), all determinations required to be made under this Section 7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Arthur Andersen LLP (the "Accounting Firm");
          provided, however, that the Accounting Firm shall not determine that no Excise Tax is payable by the Executive unless it delivers to the Executive a written opinion (the "Accounting Opinion") that failure to report the Excise Tax on the Executive's applicable Federal income tax return would not result in the imposition of a negligence or similar penalty. In the event that Arthur Andersen LLP has served, at any time during the two years immediately preceding a Change of Control Date, as accountant or auditor for the individual, entity or group that is involved in effecting or has any material interest in the Change of Control, the Executive, at his option, shall appoint another nationally recognized accounting firm to make the determinations and perform the other functions specified in this Section 7 (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company, the Accounting Firm shall make all determinations required under this Section 7, shall provide to the Company and the Executive a written report setting forth such determinations, together with detailed supporting calculations, and, if the Accounting Firm determines that no Excise Tax is payable, shall deliver the Accounting Opinion to the Executive. Any Gross-Up Payment, as determined pursuant to this Section 7, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Subject to the remainder of this Section 7, any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that a Gross-Up Payment that will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that it is ultimately determined in accordance with the procedures set forth in Section 7(c) that the Executive is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

               (c) The Executive shall notify the Company in writing of any claims by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but not later than 30 days after the Executive actually receives notice in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided, however, that the failure of the Executive to notify the Company of such claim (or to provide any required information with respect thereto) shall not affect any rights granted to the Executive under this Section 7 except to the extent that the Company is materially prejudiced in the defense of such claim as a direct result of such failure. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                    (i) give the Company any information reasonably requested by the Company relating to such claim;

                    (ii) take such action in  connection  with  contesting  such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Executive;

                    (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

                    (iv) if the  Company  elects not to assume and  control  the defense of such claim, permit the Company to participate in any proceedings relating to such claim;

          provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
          Section 7(c), the Company shall have the right, at its sole option, to assume the defense of and control all proceedings in connection with such contest, in which case it may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's right to assume the defense of and control the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 7(c), the Executive becomes entitled to receive any refund with respect to such claim, the
          Executive shall (subject to the Company's complying with the requirements of Section 7(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 7(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     8.   CONFIDENTIAL INFORMATION; CERTAIN PROHIBITED ACTIVITIES.

               (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge

          (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After the Executive's Date of Termination, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. Except as provided in subsection (c) below, in no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to Executive under this Agreement. Also, within 14 days of the termination of Executive's employment for any reason, Executive shall return to the Company all documents and other tangible items of or containing Company information which are in Executive's possession, custody or control.

               (b) Executive agrees that for a period of 24 complete calendar months following his Date of Termination, Executive will not, either directly or indirectly, call on, solicit, induce or attempt to induce any of the employees or officers of the Company whom Executive had knowledge of or association with during Executive's employment with the Company to terminate their association with the Company either personally or through the efforts of his or her subordinates.

               (c) In the event of a breach by Executive of any provision of this Section 8, the Company shall be entitled to (i) cease any Welfare Benefit Contribution entitlement provided pursuant to Section 4(a)(ii) hereof, (ii) relief by temporary restraining order, temporary injunction and/or permanent injunction, (iii) recovery of all attorneys' fees and costs incurred in obtaining such relief and (iv) any other legal and equitable relief to which it may be entitled, including monetary damages.

     9.   CHANGE OF CONTROL; POTENTIAL CHANGE OF CONTROL.

               (a) As used in this Agreement, the terms set forth below shall have the following respective meanings:

               "Beneficial Owner" shall mean, with reference to any securities, any Person if:

                    (i) such Person is the "beneficial  owner" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) such securities; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subsection (i) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (x) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (y) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                    (ii) such Person is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person (other than Exempt Persons) that beneficially owns such securities;

     provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own" any security held by a Norris Family Trust with respect to which such Person acts in the capacity of trustee, personal representative, custodian, administrator, executor, officer, partner, member, or other fiduciary; provided, further, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition. For purposes hereof, "voting" a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

          The terms "beneficially own" and "beneficially owning" shall have meanings that are correlative to this definition of the term "Beneficial Owner."

          "Change of Control" shall mean any of the following occurring on or after the Agreement Effective Date:

                    (i) Any Person  (other than an Exempt  Person)  shall become the Beneficial Owner of 35% or more of the shares of Common Stock then outstanding or 35% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (i) if such Person shall become a Beneficial Owner of 35% or more of the shares of Common Stock or 35% or more of the combined voting power of the Voting Stock of the Company solely as a result of (x) an Exempt Transaction or
               (y) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (x),
               (y) and (z) of subsection (iii) of this definition are satisfied;

                    (ii) Individuals who, as of the Agreement Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Agreement Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest that is subject to the provisions of Rule 14a-11 under the Exchange Act;

                    (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (x) more than 65% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger or consolidation (ignoring, for purposes of this clause (x), the first proviso in the definition of "Beneficial Owner" set forth in Section 9(a)) in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation of the outstanding Common Stock, (y) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 35% or more of the Common Stock then outstanding or 35% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation and (z) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or

                    (iv) Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company, unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (y)(A), (B) and
               (C) of this subsection (iv) are satisfied, or (y) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which, following such sale or other disposition, (A) more than 65% of the then outstanding shares of common stock of such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition (ignoring, for purposes of this clause (y)(A), the first proviso in the definition of "Beneficial Owner" set forth in Section 9(a)) in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock,
               (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 35% or more of the Common Stock then outstanding or 35% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding Voting Stock of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.

          "Common Stock" shall mean the common stock, par value $.01 per share, of the Company, and shall include, for purposes of Section 4 hereof, stock of any successor, within the meaning of Section 10(c).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exempt Person" shall mean (i) the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan, (ii) any Person who is shown under the caption "Principal and Selling Stockholders" in the Company's final prospectus dated July 28, 1999 relating to its initial public offering of the Common Stock as beneficially owning (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) one percent or more of the Common Stock and (iii) any lineal descendant and any spouse of any such lineal descendant of D.W. Norris, but only if such lineal descendant and any spouse of any such lineal descendant shall not at any time hold shares of Common Stock or Voting Stock of the Company with the primary purpose of effecting with respect to the Company (A) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, (B) a sale or transfer of a material amount of assets, (C) any material change in the capitalization, (D) any other material change in the business or corporate structure or operations, (E) changes in the corporate charter or bylaws or
     (F) a change in the composition of the Board or of the members of senior management.

          "Exempt Transaction" shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock by the Company, unless and until such time as such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 3% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 3% or more of the combined voting power of the then outstanding Voting Stock.

          "Norris Family Trust" shall mean any trust, estate, custodianship, other fiduciary arrangement, corporation, limited partnership, limited liability company or other business entity (collectively, a "Family Entity") formed, owned, held, or existing primarily for the benefit of the lineal descendants of D.W. Norris and any spouses of such lineal descendants, but only if such Family Entity shall not at any time hold Common Stock or Voting Stock of the Company with the primary purpose of effecting with respect to the Company (i) an extraordinary corporate transaction, such as a merger, reorganization or liquidation (ii) a sale or transfer of a material amount of assets, (iii) any material change in capitalization, (iv) any other material change in business or corporate structure or operations, (v) changes in corporate charter or bylaws, or (vi) a change in the composition of the Board or of the members of senior management.

          "Person" shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.

          "Potential Change of Control" shall mean any of the following:

                    (i) a tender  offer or exchange  offer is  commenced  by any
               Person which, if consummated, would constitute a Change of Control;

                    (ii) an agreement  is entered into by the Company  providing for a transaction which, if consummated, would constitute a Change of Control;

                    (iii) any election  contest is commenced  that is subject to the provisions of Rule 14a-11 under the Exchange Act; or

                    (iv) any proposal is made, or any other event or transaction
               occurs  or  is  continuing,   which  the  Board  determines,   if
               consummated, would result in a Change of Control.

          "Voting Stock" shall mean, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).

                    (a) In the event that the Company is a party to a transaction that is otherwise intended to qualify for "pooling of interests" accounting treatment, such transaction constitutes a Change of Control within the meaning of this Agreement and individuals who satisfy the requirements in clauses (i) and (ii) below constitute at least 51% of the number of directors of the entity surviving such transaction or any parent thereof: individuals who (i) immediately prior to such transaction constituted the Board and (ii) on the date hereof constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least 51% of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended, then this
               Section 9 and other Agreement provisions concerning a Change of Control shall, to the extent practicable, be interpreted so as to permit such accounting treatment, and to the extent that the application of this sentence does not preserve the availability of such accounting treatment, then, to the extent that any provision or combination of provisions of this Section 9 and other Agreement provisions concerning a Change of Control disqualifies the transaction as a "pooling" transaction (including, if applicable, all provisions of the Agreement relating to a Change of Control), the Board shall amend such provision or provisions if and to the extent necessary (including declaring such provision or provisions to be null and void as of the date hereof, which declaration shall be binding on Executive) so that such transaction may be accounted for as a "pooling of interests." All determinations with respect to this paragraph shall be made by the Company, based upon the advice of the accounting firm whose opinion with respect to "pooling of interests" is required as a condition to the consummation of such transaction.

     10.  SUCCESSORS.

                    (a) This  Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, executors and other legal representatives.

                    (b) This  Agreement  shall  inure to the  benefit  of and be binding upon the Company and may only be assigned to a successor described in Section 10(c).

                    (c) The Company will require any successor  (whether  direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     11.  MISCELLANEOUS.

                    (a) This  Agreement  shall be governed by and  construed  in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws that would require the application of the laws of any other state or jurisdiction.

                    (b) The  captions  of  this  Agreement  are not  part of the provisions hereof and shall have no force or effect.

                    (c) This Agreement may not be amended or modified  otherwise than by a written agreement executed by the parties hereto or their respective successors and heirs, executors and other legal representatives.

                    (d) All notices and other communications  hereunder shall be in writing and shall be given, if by the Executive to the Company, by telecopy or facsimile transmission at the telecommunications number set forth below and, if by either the Company or the Executive, either by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                    If to the Executive:

                    ------------------------------------------------------

                    ------------------------------------------------------

                    If to the Company:

                    Lennox International Inc.
                    2140 Lake Park Blvd.
                    Richardson, Texas 75080-2254
                    Telecommunications Number: (972) 497-6660
                    Attention:  Corporate Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                    (e) The invalidity or  unenforceability  of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                    (f) The Company may withhold from any amounts  payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                    (g) The Executive's or the Company's  failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason or during a Window Period pursuant to
               Section 3(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                    (h) This  Agreement  shall  become  effective as of July 31,
               2000 (the "Agreement Effective Date "), and upon effectiveness of this Agreement, the Original Agreement shall be amended and restated in its entirety to read as set forth herein.

                  IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                                       LENNOX INTERNATIONAL INC.
                                                       -------------------------



                                                       By:----------------------
                                                       Name:--------------------
                                                       Title:-------------------



                                                       EXECUTIVE


                                                       -------------------------
                                                       Signature